[JACKSON TUFTS COLE & BLACK, LLP LETTERHEAD]
                                January 30, 1998





Lam Research Corporation
4650 Cushing Parkway
Fremont, CA  94538

         Re: Registration Statement on Form S-8 of Lam Research Corporation (the "Registration Statement")

Ladies and Gentlemen:

         With reference to the Registration Statement to be filed by Lam Research Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 350,000 additional shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") which are issuable pursuant to the 1984 Employee Stock Purchase Plan (the "Plan") following the recent amendment to the Plan which increased the size of the Plan by 350,000 shares of the Common Stock, it our opinion that the 350,000 shares of the Common Stock (as such number may be adjusted as provided in the Plan), when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ Jackson Tufts Cole & Black, LLP




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